Consulting Services Agreement

THIS Consulting Services Agreement (hereinafter "Agreement") is entered into on this day of January 4, 1998, between Springhouse Associates, Inc. (hereinafter "SHA") and Cardiovascular Laboratories, Inc. (hereinafter "CLI").

HEREINAFTER, SHA and CLI are referred to collectively as "Parties" and singularly as "Party"

WHEREAS the Parties desire to set forth the terms and conditions under which certain consulting services shall be performed

NOW THEREFORE, in consideration of the promises of the mutual covenants herein, the Parties hereto agree as follows:

SECTION I - Scope of Services

SHA agrees to perform for CLI, beginning immediately on the date this Agreement is signed by both Parties, corporate advisory services as mutually agreed upon by the Parties.

SECTION II - Period and Terms of Performance

The period of performance under this Agreement shall begin immediately and run for a period of 60 months unless otherwise terminated in accordance with the terms of this Agreement.

In performance of its duties, SHA shall provide CLI with the best of its judgment and efforts. It is understood and acknowledged by the Parties that the value of the SHA advice is not measurable in a quantitative manner, and, as such, SHA shall not be obligated to spend a specific amount of time providing advisory services concerning the affairs of CLI, nor shall the compensation described in Section III of this Agreement be reflective of the expenditure of any specific amount of time on the part of SHA.

SECTION III - Compensation

As full consideration for the performance of the services described in Articles I and 11, above, CLI shall pay to SHA consideration $54,500 per annum, payable in monthly installments of $4,541.66, or in such other manner as the Parties may mutually agree.

SECTION IV - Contractual Relationship

In performing the services under this Agreement, SHA shall operate and have the status of an independent contractor working as a contracted financial adviser to CLI under the terms of this Agreement. SHA shall have the full responsibility for compliance with all applicable state, local and federal laws and regulations with respect to the payment of any taxes or other fees that may be related to the compensation described herein. SHA shall not have the authority to enter into any contract binding to CLI, or create any obligations on the part of CLI, except as may be specifically authorized by CLI. CLI and SHA will be mutually responsible for determining the means and the methods for performing the services described in this Agreement.


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SECTION V - Company Information

Since SHA must, at all times rely upon the accuracy and completeness of information supplied to him by the CLI officers, directors, employees and agents, CLI agrees to indemnify and hold harmless SHA, and defend SHA, at CLI's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such material supplied by CLI to SHA.

SECTION VI - Notices

Notices related to this Agreement shall be in writing, and may be served personally to CLI and to SHA at their respective addresses shown below, or at such locations as may be selected by either Party upon written notice to the other Party, or by registered mail to the address of each Party, or as transmitted by fax as listed below:

Springhouse Associates, Inc.           Cardiovascular Laboratories, Inc
151 Kent Circle                        999 Old Eagle School Road - Suite 108
Lower Gwynedd, PA 19002                Wayne, PA 19087
Fax - 215-542-8872                     Fax 610-293-7459

SECTION VII - Termination

This Agreement may not be terminated by either Party without the written consent of the nonterminating Party.

SECTION VIII - Miscellaneous

This Agreement constitutes the entire Agreement between CLI and SHA. It supersedes any and all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. Any ambiguities arising from the interpretation of any part of this Agreement shall be interpreted and inure to the benefit of CLI.

This Agreement is not assignable except with the written permission of the non-assigning Party. This Agreement has been induced by no representations, statements, or agreements other than those expressed herein. No agreements hereafter made between the Parties shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party bound thereby.

This Agreement may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all of such counterparts taken together shall constitute but one agreement.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the County of Montgomery, Pennsylvania, USA, in accordance with the rules of the American Arbitration Association there in effect, except that the Parties thereto shall have any rights to discovery as would be permitted by the Federal Rules of Civil procedure and the prevailing Party shall be entitled to reasonable costs and reasonable attorney's fees from arbitration or any other civil action. Judgement upon the award rendered therein may be entered in any Court having jurisdiction thereof

Jurisdiction for any legal action is stipulated between the Parties to lie in the County of Montgomery, Pennsylvania, USA. This Agreement shall, in all respects, be interpreted and construed, and the rights of the Parties hereto shall be governed by the laws of the Commonwealth of Pennsylvania without giving effect to any conflicts of law.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers,


CARDIOVASCULAR
LABORATORIES, INC                           SPRINGHOUSE ASSOCIATES, INC

/s/ Paul A. Toomey                          /s/ Timothy W. Cunningham
------------------------                    -----------------------------------
Mr. Paul A. Toomey                          Mr. Timothy W. Cunningham


1/4/98                                      1/4/98
------------------------                    -----------------------------------
Date Signed                                 Date Signed